SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                 -------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                      (Date of earliest event reported):

                               September 29, 1998

                   ----------------------------------------


                                 THERMEDICS INC.
             (Exact name of Registrant as specified in its charter)


Massachusetts                    1-9567                          04-2788806
(State or other                (Commission                  (I.R.S. Employer
jurisdiction of               File Number)               Identification Number)
incorporation or
organization)


470 Wildwood Street
Woburn, Massachusetts                                            01888
 (Address of principal executive offices)                      (Zip Code)


                                 (781) 938-3786
                         (Registrant's telephone number
                              including area code)

      This Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-looking Statements" in Exhibit 13 to Thermedics Inc.'s Annual Report on Form 10-K for the year ended January 3, 1998. These include risks and uncertainties relating to: government regulation and industry standards, competition and technological change, intellectual property rights, reimbursement by insurers for medical procedures, medical community acceptance of medical devices, availability of materials and components, product liability, international operations, Thermedics Inc.'s spinout and acquisition strategies, and the potential impact of the year 2000 on processing date-sensitive information.

Item 5.     Other Events

      On September 29, 1998, Thermedics Inc.'s majority-owned subsidiary Thermo Cardiosystems Inc. ("Thermo Cardiosystems") issued a press release announcing that the U.S. Food and Drug Administration ("FDA") has approved Thermo Cardiosystems' electric HeartMate(R) left ventricular-assist system ("LVAS") for commercial sale as a bridge to heart transplant. The electric HeartMate LVAS is an implantable heart-assist system designed to allow heart-transplant candidates to return home while waiting for a donor heart.

      In addition, on September 29, 1998, Baxter Healthcare Corporation, the principal U.S. operating subsidiary of Baxter International Inc., announced that it has received pre-market approval from the FDA for its Novacor(R) Left Ventricular Assist System in the United States as a bridge to heart transplant.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

      (a) Financial Statements of Business Acquired: not applicable.

      (b)   Pro Forma Financial Information: not applicable.

      (c)   Exhibits: not applicable.

                                    SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 30th day of September, 1998.



                                          THERMEDICS INC.



                                          By:/s/ Kenneth J. Apicerno
                                             Kenneth J. Apicerno
                                             Treasurer